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                                                                    EXHIBIT 99.1

RELEASE:  IMMEDIATE

                          GETTY REALTY CORP. ANNOUNCES

                        FINANCIAL RESULTS FOR THE QUARTER

                              ENDED MARCH 31, 2004

         JERICHO, NY, APRIL 27, 2004 --- Getty Realty Corp. (NYSE-GTY) today reported the Company's financial results for the quarter ended March 31, 2004.

         Our net earnings were $9.2 million for the quarter ended March 31, 2004, an increase of $0.6 million, or 7.0%, over the comparable period in 2003 principally due to the impact of the $0.6 million one-time accounting charge recorded in the quarter ended March 31, 2003. FFO increased $1.2 million, or 11.6%, to $11.0 million for the quarter ended March 31, 2004 principally due to the elimination of $1.3 million in quarterly preferred stock dividends as a result of the conversion and redemption of our then outstanding convertible preferred stock in September 2003. AFFO increased $1.4 million, or 17.0%, to $9.9 million in the quarter ended March 31, 2004. AFFO increased more than FFO on both a dollar and percentage basis due to $0.3 million in lower deferred rental revenues (which are included in FFO, but excluded from AFFO) recorded for the quarter ended March 31, 2004 as compared to the quarter ended March 31, 2003.

         Diluted earnings per common share for the quarter ended March 31, 2004 increased 8.8% to $0.37 per share, as compared to $0.34 per share for the quarter ended March 31, 2003. FFO per common share remained flat at $0.45 per share in both periods, while AFFO per common share increased 2.6% to $0.40 per share as compared to $0.39 per share in the 2003 period. All diluted per common share amounts reflect the impact of the conversion and redemption of our then outstanding convertible preferred stock in September 2003, except for diluted earnings per common share for the quarter ended March 31, 2003, where the impact of the conversion was anti-dilutive. FFO and AFFO are supplemental non-GAAP measures of the performance of real estate investment trusts and are defined and reconciled to net earnings in the financial tables at the end of this release.

         Revenues from rental properties for the quarter ended March 31, 2004 were $16.5 million as compared to $16.7 million for the comparable prior year period. Rent received for the quarter ended March 31, 2004 was $15.4 million as compared with $15.3 million for the comparable prior year period. In addition to rent received, revenues from rental properties include deferred rental revenue accrued due to recognition of rental income on a straight-line basis of $1.1 million for the quarter ended March 31, 2004 and $1.4 million for the comparable prior year period. Deferred rental revenue is included in net earnings and FFO but is excluded from AFFO.

         Rental property expenses, which include rent expense, were $2.5 million for the quarter ended March 31, 2004, a decrease of $0.4 million from the quarter ended March 31, 2003. The decrease was primarily due to a reduction in annual rent expense of $1.3 million as a result
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of the exercise of lease purchase options, including the purchase of 41 leased properties in May 2003 for a purchase price of $13.0 million.

         Environmental expenses, net of estimated recoveries, for the quarter ended March 31, 2004 were $1.7 million as compared to $1.5 million for the comparable prior year period. The increase was primarily due to $0.3 million of higher legal fees incurred in the current period partially offset by a decrease in net change in estimated environmental costs of $0.2 million. We adopted Statement of Financial Standard No. 143 and changed our method used to account for estimated environmental costs effective January 1, 2003, which resulted in a one-time charge of $0.6 million that was recorded during the quarter ended March 31, 2003, and is included in cumulative effect of accounting change in the consolidated statements of operations.

         Depreciation and amortization for the quarter ended March 31, 2004 was $1.8 million, a decrease of $0.3 million compared to the prior period, as a result of certain assets becoming fully depreciated and dispositions of properties.

         Getty Realty's First Quarter Earnings Conference Call is scheduled for tomorrow, Wednesday, April 28, 2004 at 9:00 a.m. Eastern Time. To participate in the conference call, please dial 1-719-457-2604 five to ten minutes before the scheduled start time and reference pass code 149339. If you cannot participate in the live event, a replay will be available beginning on April 28, 2004 at noon though midnight, May 1, 2004. To access the replay, please dial 1-719-457-0820 and reference passcode 149339.

     Getty Realty Corp. is a real estate investment trust specializing in the ownership and leasing of retail motor fuel, convenience store properties and petroleum distribution terminals. The Company owns and leases approximately 1,000 properties in the Eastern United States.

         Certain statements in this news release may constitute "forward looking statements" within the meaning of Private Securities Litigation Reform Act of 1995. When used herein, the words "believes", "expects", "plans", "projects", "estimates" and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance and achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.

                                     -more-
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                       GETTY REALTY CORP. AND SUBSIDIARIES
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                    (in thousands, except per share amounts)
                                   (unaudited)

                                                                      Three months
                                                                     ended March 31,
                                                                ----------------------------
                                                                  2004                2003
                                                                --------            --------
Revenues:
  Revenues from rental properties                               $ 16,511            $ 16,677
  Other income, net                                                  133                 354
                                                                --------            --------
      Total revenues                                              16,644              17,031
                                                                --------            --------

Expenses:
  Rental property expenses                                         2,521               2,912
  Environmental expenses, net                                      1,732               1,547
  General and administrative expenses                              1,377               1,293
  Depreciation expense                                             1,836               2,139
  Interest expense                                                    21                  33
                                                                --------            --------
      Total expenses                                               7,487               7,924
                                                                --------            --------
Net earnings before cumulative effect of accounting change         9,157               9,107

Cumulative effect of accounting change                              --                  (550)
                                                                --------            --------
Net earnings                                                       9,157               8,557

Preferred stock dividends                                           --                 1,272
                                                                --------            --------
Net earnings applicable to common shareholders                  $  9,157            $  7,285
                                                                ========            ========


Net earnings per common share:
     Basic                                                      $    .37            $    .34
     Diluted                                                    $    .37            $    .34

Weighted average common shares outstanding:
     Basic                                                        24,671              21,442
     Diluted                                                      24,689              21,456

Dividends declared per share:
     Preferred                                                      --              $ .44375
     Common                                                     $  .4250            $ .41250

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                       GETTY REALTY CORP. AND SUBSIDIARIES
                           CONSOLIDATED BALANCE SHEETS
                        (in thousands, except share data)
                                   (unaudited)

                                                                                     March 31,         December 31,
Assets:                                                                                2004                2003
----------------------------------                                                   ---------         ------------
Real Estate:
   Land                                                                              $ 143,354            $ 142,724
   Buildings and improvements                                                          175,482              175,498
                                                                                     ---------            ---------
                                                                                       318,836              318,222
   Less - accumulated depreciation                                                    (101,606)            (100,488)
                                                                                     ---------            ---------
     Real estate, net                                                                  217,230              217,734
Cash and equivalents                                                                    18,703               19,905
Deferred rent receivable                                                                21,769               20,653
Recoveries from state underground storage tank funds, net                                7,247                7,454
Mortgages and accounts receivable, net                                                   4,973                5,565
Prepaid expenses and other assets                                                          484                  692
                                                                                     ---------            ---------
     Total assets                                                                    $ 270,406            $ 272,003
                                                                                     =========            =========

Liabilities and Shareholders' Equity:

Environmental remediation costs                                                      $  23,385            $  23,551
Dividends payable                                                                       10,489               10,483
Accounts payable and accrued expenses                                                    8,887                9,100
Mortgages payable                                                                          823                  844
                                                                                     ---------            ---------
     Total liabilities                                                                  43,584               43,978
                                                                                     ---------            ---------
Commitments and contingencies
Shareholders' equity:
   Common stock, par value $.01 per share; authorized
     50,000,000 shares; issued
     24,679,662 at March 31, 2004 and
     24,664,384 at December 31, 2003                                                       247                  247
   Paid-in capital                                                                     257,335              257,206
   Dividends paid in excess of earnings                                                (30,760)             (29,428)
                                                                                     ---------            ---------
     Total shareholders' equity                                                        226,822              228,025
                                                                                     ---------            ---------
     Total liabilities and shareholders' equity                                      $ 270,406            $ 272,003
                                                                                     =========            =========

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                           GETTY REALTY CORP. AND SUBSIDIARIES
                            RECONCILIATION OF NET EARNINGS TO
                                FUNDS FROM OPERATIONS AND
                              ADJUSTED FUNDS FROM OPERATIONS
                         (in thousands, except per share amounts)
                                       (unaudited)

                                                                         Three months
                                                                        ended March 31,
                                                                   ----------------------------
                                                                     2004                 2003
                                                                   --------            --------
Net earnings                                                       $  9,157            $  8,557
Preferred stock dividends                                              --                (1,272)
                                                                   --------            --------
Net earnings applicable to common
   shareholders                                                       9,157               7,285
Depreciation expense                                                  1,836               2,139
Gains on sales of real estate                                          --                  (126)
Cumulative effect of accounting change                                 --                   550
                                                                   --------            --------
Funds from operations                                                10,993               9,848
Straight-line rent                                                   (1,116)             (1,408)
                                                                   --------            --------
Adjusted funds from operations                                     $  9,877            $  8,440
                                                                   ========            ========

Diluted per common share amounts (a):

  Earnings per share                                               $    .37            $    .34
  Funds from operations per share                                  $    .45            $    .45
  Adjusted funds from operations per share                         $    .40            $    .39

Diluted weighted average number of common shares outstanding:

  Used to calculate net earnings per share                           24,689              21,456
  Assumed conversion of preferred shares                               --                 3,242
                                                                   --------            --------
  Used to calculate funds from operations
    and adjusted funds from operations per
    common share                                                     24,689              24,698
                                                                   ========            ========

(a) Diluted earnings, funds from operations ("FFO") and adjusted funds from operations ("AFFO") per common share are computed by dividing net earnings applicable to common shareholders, FFO and AFFO, respectively, by the diluted weighted average number of common share equivalents outstanding during the period. Diluted FFO and AFFO per share give effect, for the quarter ended March 31, 2003, to the dilution from the conversion of Series A Participating Convertible Redeemable Preferred Stock into common stock utilizing the two class method. Accordingly, for the quarter ended March 31, 2003, preferred stock dividends are added back to FFO and AFFO, which sums are then divided by the diluted weighted average number of common share equivalents outstanding for the period. There were no preferred shares outstanding during the quarter ended March 31, 2004.

         FUNDS FROM OPERATIONS ("FFO") IS GENERALLY CONSIDERED TO BE AN APPROPRIATE SUPPLEMENTAL NON-GAAP MEASURE OF THE PERFORMANCE OF REAL ESTATE INVESTMENT TRUSTS. IN ACCORDANCE WITH THE NATIONAL ASSOCIATION OF REAL ESTATE INVESTMENT TRUSTS' DEFINITION, FFO IS DEFINED AS NET EARNINGS APPLICABLE TO COMMON SHAREHOLDERS BEFORE DEPRECIATION AND AMORTIZATION, GAINS OR LOSSES ON SALES OF REAL ESTATE, DISCONTINUED OPERATIONS, EXTRAORDINARY ITEMS AND CUMULATIVE EFFECT OF ACCOUNTING CHANGE. ADJUSTED FUNDS FROM OPERATIONS ("AFFO") IS A SUPPLEMENTAL NON-GAAP MEASURE THAT WE DEFINE AS FFO LESS STRAIGHT-LINE RENT. AFFO IS A MEANINGFUL SUPPLEMENTAL MEASURE OF PERFORMANCE DUE TO THE SIGNIFICANT IMPACT OF STRAIGHT-LINE RENT ON OUR NET EARNINGS AND FFO. NEITHER FFO NOR AFFO REPRESENTS CASH GENERATED FROM OPERATING ACTIVITIES IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND THEREFORE SHOULD NOT BE CONSIDERED AN ALTERNATIVE FOR NET INCOME OR AS A MEASURE OF LIQUIDITY.

Contact:  Thomas J. Stirnweis

          (516) 478-5403

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